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                                                                     EXHIBIT 8.2

                                                          July 2, 2001

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
       Re: Agreement and Plan of Merger dated as of May 29, 2001, by and among Tyco Acquisition Corp. XXII (NV), Tyco
            International Ltd., S2 Mergersub Inc., and C. R. Bard, Inc.
            ------------------------------------------------------------
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C. R. Bard, Inc.
730 Central Avenue
Murray Hill, NJ 07974

Ladies and Gentlemen:

    We have acted as counsel to C. R. Bard, Inc. ("Bard"), a New Jersey corporation, in connection with the proposed merger (the "Merger") of S2 Mergersub Inc. ("Merger Sub"), a New Jersey corporation and a direct, wholly-owned subsidiary of Parent, with and into Bard. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of May 29, 2001, among Tyco Acquisition Corp. XXII (NV) ("Parent"), a Nevada corporation and a direct wholly-owned subsidiary of Tyco International Ltd., a Bermuda company ("Guarantor"), Merger Sub and Bard (the "Merger Agreement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with Guarantor's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

    In acting as counsel to Bard in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement.

    You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the factual representations made by Guarantor, Parent, MergerSub and Bard in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Representation Letters "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

    We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

    If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement and the Registration Statement the opinion expressed herein may be inapplicable. Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.
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    Based on and subject to the foregoing, we are of the opinion that the discussion set forth in the Registration Statement under the caption "THE MERGER--Material United States Federal Income Tax and Bermuda Tax Consequences--U.S. Federal Income Tax Consequences, Consequences of the Merger," includes an accurate summary of the material United States federal income tax consequences of the Merger to United States holders of Guarantor Common Shares.

    We express our opinion herein only as to those matters specifically set forth in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.


    We hereby consent to the filing of this opinion in connection with the filing of the Registration Statement and to the references to our firm name therein.


                                          Very truly yours,


                                          /s/ Simpson Thacher & Bartlett